EXHIBIT 5.1




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                                               Jenkens & Gilchrist
                                           A PROFESSIONAL CORPORATION

                                                  FOUNTAIN PLACE
                                           1445 ROSS AVENUE, SUITE 3200
                                                 DALLAS, TX 75202

                                                  (214) 855-4500
                                             TELECOPIER (214) 855-4300

                                                                   AUSTIN, TEXAS
                                                                  (512) 499-3800

                                                                  HOUSTON, TEXAS
                                                                  (713) 951-3300
WRITER'S DIRECT DIAL NUMBER
    (214) 855-4326                                             SAN ANONIO, TEXAS
                                                                  (210) 246-5000
                                                 June 11, 1998
                                                                WASHINGTON, D.C.
Diversified Corporate Resources, Inc.                             (202) 326-1500
12801 N. Central Expressway, Suite 350
Dallas, Texas  75243

         Re:      Diversified Corporate Resources, Inc. Registration Statement

Gentlemen:

         We have acted as counsel to Diversified Corporate Resources, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 11, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 800,000 shares (the "Shares") of the $0.10 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the Amended and Restated 1996 Nonqualified Stock Option Plan, as amended, for the Company (the "1996 Plan") and the 1998 Nonqualified Stock Option Plan (the "1998 Plan," and together with the 1996 Plan, the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as amended;
(2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 800,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 800,000 shares of Common


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                                                Jenkens & Gilchrist
                                            A PROFESSIONAL CORPORATION


Diversified Corporate Resources, Inc.
June __, 1998
Page 2


Stock from which may be issued the 800,000 shares of Common Stock issued or proposed to be issued pursuant to the exercise of options granted under the Plans. Assuming that

         (1) the outstanding shares are duly granted, and the shares to be granted in the future will be duly granted in accordance with the terms of the Plans;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of Common Stock under the Plans; and

         (3) the consideration for Common Stock issued pursuant to the Plans is actually received by the Company as provided in the Plans (agreements executed in connection with the Plans) and exceeds the par value of such shares;

then the 800,000 shares of Common Stock that may be issued in accordance with the terms of the Plans will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      JENKENS & GILCHRIST,
                                                      a Professional Corporation


                                                      By:   /s/ Mark D. Wigder
                                                            --------------------
                                                            Mark D. Wigder, Esq.
cc:      Tracy L. Reynolds, Esq.
         M. Ted Dillard


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